SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - December 6, 2006
(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Employment Agreement with James Meer.

On December 6, 2006, Columbia Laboratories, Inc. (the “Company”) entered into an employment agreement (the “Meer Agreement”) with James Meer defining the terms of his employment with the Company as its Senior Vice President, Chief Financial Officer, and Treasurer, effective immediately. The initial term of Mr. Meer’s employment under the Meer Agreement is through March 31, 2008 (unless earlier terminated in accordance with the terms of the Meer Agreement), with automatic one-year renewals unless either party gives written notice of nonrenewal at least sixty (60) days prior to the end of the then current term. If the Company elects not to renew the Meer Agreement, it is obligated to pay severance equal to one year’s base salary to Mr. Meer.

Pursuant to the Meer Agreement, Mr. Meer’s annual base salary is $260,000 subject to annual review and, within the discretion of the Board of Directors, upward adjustment. Mr. Meer is eligible to receive a target annual bonus of 35% of his base salary, as then in effect, based upon the parameters and criteria contained in the Company’s bonus plan and within the discretion of the Board of Directors. Mr. Meer’s actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. Meer and the Company. Mr. Meer is also entitled to participate in the benefit programs generally available to Company executive employees.

Pursuant to the Meer Agreement, on December 6, 2006, Mr. Meer received a grant of options to purchase 100,000 shares of the Company’s Common Stock under the Company’s 1996 Long-term Performance Plan. The options, which vest at the rate of 25% per year over four years, subject to Mr. Meer’s continued employment, have an exercise price of $4.285 per share, which is equal to the average of the high and low price of the Company’s Common Stock on December 6, 2006, on the Nasdaq Global Market. On December 6, 2006, Mr. Meer also received a grant of 10,000 shares of restricted Company Common Stock under the Company’s 1996 Long-term Performance Plan. The restrictions on the shares will lapse upon the determination by the Compensation Committee of the Board that the Company has obtained analyst coverage by at least two independent or sell-side research providers to ensure that the Company has broader market awareness.

Mr. Meer has the right, under the Meer Agreement, to resign his employment with or without "Good Reason," as that term is defined in the Meer Agreement. The Company has the right, under the Meer Agreement, to terminate Mr. Meer’s employment with or without "Cause," as that term is defined in the Meer Agreement. Termination for Cause for certain act(s) or failure(s) to act would not take effect unless and until the Company gives Mr. Meer written notice of the Company’s intention to terminate his employment for Cause, stating in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based, and an opportunity to cure such conduct, if possible.

Pursuant to the Meer Agreement, Mr. Meer’s employment with the Company will terminate upon his death or in the event he has a “Disability,” as such term is defined in the Meer Agreement.

If Mr. Meer’s employment is terminated by the Company without Cause or by Mr. Meer with Good Reason, the Meer Agreement provides for payment of Mr. Meer’s base salary through the date of termination and a lump sum cash payment of one year's base salary plus the greater of the amount of the cash bonus paid to Mr. Meer in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination. Mr. Meer will also be entitled to receive the medical and dental coverage in effect on the date of his termination for a period of twelve (12) months thereafter.

Pursuant to the Meer Agreement, Mr. Meer is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason, and is also prohibited from soliciting any of the Company’s employees, customers or vendors during that period.

The Meer Agreement incorporates Mr. Meer’s Executive Change in Control Severance Agreement dated as of December 6, 2006 (attached as Exhibit A to the Meer Agreement). In the event of a “Change in Control” of the Company, as that term is defined in the Executive Change in Control Severance Agreement, if Mr. Meer’s employment is terminated by the Company without “Cause” or by Mr. Meer with “Good Reason”, as those terms are defined in the Executive Change in Control Severance Agreement (and within the time periods provided therein), Mr. Meer will receive a lump sum cash payment equal to one year's annual base salary, plus the greater of the cash bonus paid to Mr. Meer in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination, plus the value of fringe benefits provided to him for the year prior to the Change in Control.

The Meer Agreement incorporates Mr. Meer’s Employee Proprietary Information and Inventions Agreement dated as of December 6, 2006 (attached as Exhibit B to the Meer Agreement), pursuant to which Mr. Meer assigns to the Company any rights he may have or acquire in proprietary information during the course of his employment with the Company. He further agrees to keep in confidence all proprietary information of the Company during the period of his employment and thereafter.

The Meer Agreement also incorporates Mr. Meer’s Indemnification Agreement dated as of December 6, 2006 (attached as Exhibit C to the Meer Agreement), pursuant to which the Company will indemnify, and advance expenses to, Mr. Meer as provided in the Indemnification Agreement to the fullest extent permitted by applicable law.

A copy of the Meer Agreement (including Exhibits) is attached as Exhibit 10.66 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 6, 2006, James Meer joined the Company as Senior Vice President, Chief Financial Officer, and Treasurer of the Company, replacing David L. Weinberg who left the Company to pursue other opportunities.

Mr. Meer, age 60, has over 35 years of financial experience in both privately and publicly held companies, of which 15 years were in the life sciences industry. He most recently served since 2004, as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Pharmos Corporation, a NASDAQ-traded biotechnology company. Prior to joining Pharmos, Mr. Meer was a consultant for over four years to specialty pharmaceutical and biotech firms providing strategic and financial advice. Before that he served eight years as Vice President and Treasurer of Schein Pharmaceutical, Inc. where he was responsible for capital formation, including a successful IPO, strategic planning and investor relations. He also held senior financial positions with public companies including EnviroSource, Inc., John Labatt Ltd. and General Host Corporation. Mr. Meer holds an MBA degree from Pace University and a BA degree in Economics from Rutgers College.

A brief description of the material terms of Mr. Meer’s employment agreement is set forth under Item 1.01, above.

Item 8.01 Other Events.

On December 6, 2006, the Company issued a press release entitled “James Meer Appointed Chief Financial Officer of Columbia Laboratories.” A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.66	Employment Agreement by and between Columbia Laboratories, Inc. and James Meer dated December 6, 2006.

99.1	Press Release dated December 7, 2006, entitled “James Meer Appointed Chief Financial Officer of Columbia Laboratories.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006

COLUMBIA LABORATORIES, INC. By: /S/ Michael McGrane Michael McGrane Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.66	Employment Agreement by and between Columbia Laboratories, Inc. and James Meer dated December 6, 2006.

99.1	Press Release dated December 7, 2006, entitled “James Meer Appointed Chief Financial Officer of Columbia Laboratories.”